Exhibit 99.2

News Release

Hub International Limited agrees to be acquired by Funds advised by Apax

Partners and Morgan Stanley – Hub Shareholders to Receive

US$40 per Share; Transaction Valued at US$1.8 Billion

CHICAGO—(BUSINESS WIRE)—Feb. 26, 2007—Hub International Limited (NYSE: HBG) (TSX: HBG) (the “Company”), one of the leading insurance brokers in North America, announced today that it has entered into an agreement to be acquired by funds advised by Apax Partners (“Apax”) together with Morgan Stanley Principal Investments (“MSPI”), through an Arrangement Agreement and related Plan of Arrangement.

Under the terms of the Arrangement Agreement, HUB shareholders will receive US$40.00 per share in cash, representing a premium of 28% to the 90-trading day average closing stock price on the NYSE. This transaction values Hub at approximately US$1.8 billion, which includes approximately US$1.7 billion of fully diluted equity and approximately US$145 million of debt.

The transaction has been unanimously approved by the board of directors (with interested directors abstaining) following the unanimous recommendation of a special committee comprised of disinterested directors. In doing so, the Hub board determined that the transaction is fair to the shareholders of Hub (other than members of Hub’s senior management team that have agreed to reinvest a portion of their Hub equity) and in the best interests of Hub. The board also has determined (with interested directors abstaining) to recommend to Hub shareholders that they vote in favor of the transaction. Merrill Lynch & Co. and Scotia Capital each provided a fairness opinion.

As permitted by the Arrangement Agreement, Hub may solicit proposals for alternative transactions from third parties until March 19, 2007 and will be permitted to continue negotiating with parties that have submitted proposals prior to such time. If Hub gives notice to terminate the Arrangement Agreement before noon on April 10, 2007, to enter into an alternative transaction, Hub would be obligated to pay a break-up fee of 1.25% of the equity value of the transaction (approximately US$21 million). However, there can be no assurance that this process will result in an alternative transaction. Hub does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision.

Martin Hughes, Hub’s Chairman and Chief Executive Officer, said, “We are excited that our new partners believe in our commitment to investing in our people and are dedicated to working with us to deliver the most value for our clients and colleagues.”

Mitch Truwit, Partner at Apax and head of Apax’s Financial & Business Services Group in the United States, said, “We believe Hub’s high quality team and franchise is a perfect match for Apax’s commitment to the financial and business services sector. From the outset, this transaction has been grounded in the opportunity to invest and partner with one of the best management teams in the industry.”

Michael Petrick, Managing Director at Morgan Stanley and global head of MSPI, said, “Hub has established a leading position in the North American insurance brokerage market as a result of the dedication of its respected management team and efforts of its employees. Morgan Stanley, together with Apax, looks forward to investing in the continued growth of Hub.”

Merrill Lynch & Co. is acting as financial advisor to Hub and Shearman & Sterling LLP and Blake, Cassels & Graydon LLP are acting as legal advisors to Hub.

Scotia Capital Inc. is acting as independent financial advisor to Hub’s special committee and Goodmans LLP is acting as independent legal advisor to Hub’s special committee.

Morgan Stanley and Stephens Inc. are acting as financial advisors to Apax and Ropes & Gray LLP is acting as its legal advisor. Sullivan & Cromwell LLP is acting as legal advisor to MSPI.

The transaction is subject to shareholder approval, Canadian court approval of the Plan of Arrangement, and other regulatory approvals including merger notification filings in the United States and Canada, as well as customary closing conditions. There is no financing condition to consummate the transaction. The transaction will be financed through a combination of equity contributed by Apax, MSPI and members of management, and debt financing that has been committed by Morgan Stanley and Merrill Lynch & Co. Senior members of Hub’s management team have already committed to invest in excess of US$65 million of equity in the transaction. Morgan Stanley and Merrill Lynch & Co. will act as joint lead arrangers and joint bookrunners on the acquisition financing. The transaction is expected to be completed toward the end of the second quarter of 2007.

About Hub:

Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, reinsurance, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

About Apax:

Apax is one of the world’s leading private equity firms with $20 billion of funds under management and offices in the United States, the United Kingdom, Germany, Sweden, Italy, Spain, Israel, Hong Kong and India.

Apax has a vast network and strong track record of building companies within the financial and business services area and in the last ten years Apax funds have invested more than $1.3 billion of equity in the sector, including in companies such as Farmafactoring, Travelex, Azimut, Global Refund and Intralinks.

About Morgan Stanley:

Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, investment management, wealth management and credit services. The Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 30 countries. For further information about Morgan Stanley, please visit www.morganstanley.com

Morgan Stanley Principal Investments is a Morgan Stanley capital investment vehicle. Recent MSPI investments include Moelnlycke Care Group AB, Grifols S.A. and U.S. Oncology.

Important Additional Information will be Filed with Securities Regulators:

Hub will file a copy of the Arrangement Agreement with the Securities and Exchange Commission and Canadian securities regulators. In connection with the proposed transaction, Hub will file a proxy statement with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the Arrangement Agreement and proxy statement (when available) and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The proxy statement and such other documents may also be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statements:

This press release may contain “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” and similar expressions to indicate forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities , the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those discussed in our Annual Report on Form 10-K, particularly under the caption “Risk Factors,” filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as otherwise expressly required by federal or provincial securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For further information:

Hub:

W. Kirk James

Chief Corporate Development Officer

Tel: +1 312 279 4881

Apax:

Peter Jeton

Chief Operating Officer Apax Partners L.P.

Tel: +1 212 419 2417

Morgan Stanley:

Mark Lake

Executive Director, Corporate Affairs

Tel: +1 212 761 0814